UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 3, 2005

FREEPORT-McMoRan COPPER & GOLD INC.
(Exact name of registrant as specified in its charter)

Delaware	1-9916	74-2480931
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

1615 Poydras Street
New Orleans, Louisiana	70112
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (504) 582-4000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On May 3, 2005, the Corporate Personnel Committee of Freeport-McMoRan Copper & Gold Inc. (FCX), advised by an independent compensation consultant, approved Amendment No. 1 to the FCX Supplemental Executive Retirement Plan (the Amendment). The FCX Board of Directors also approved the Amendment. FCX originally established the Supplemental Executive Retirement Plan (SERP) for James R. Moffett, Chairman of the Board, and Richard C. Adkerson, President and Chief Executive Officer, in February 2004. The SERP provides for benefits payable in the form of a 100% joint and survivor annuity or an equivalent lump sum.

The Amendment modifies the definition of final average pay used to calculate the SERP annuity benefit to conform to the projected SERP benefit at the time the SERP was adopted. As amended, the SERP annuity benefit will equal a percentage of the executive’s highest average base pay for any three (not necessarily consecutive) of the five years immediately preceding the executive’s retirement, plus his average bonus for those years; provided that, if retirement occurs in 2005, the average bonus cannot exceed 180% of average base pay and, if retirement occurs thereafter, the average bonus cannot exceed 200% of average base pay. All of the other terms and conditions of the SERP, as described below, remain unchanged.

For the calculation of the SERP annuity benefit, the percentage will equal 2% for each year of credited service up to 25 years, or a maximum of 50%. The SERP benefit will be reduced by the value of all benefits received under the cash-balance program and any other defined-benefit plan or defined-contribution plan (qualified and non-qualified) sponsored by the company, FM Services Company or any predecessor employer (including Freeport-McMoRan Inc.). In addition, the SERP benefit will be reduced by 3% for each year that the benefit commences (because of early retirement) before age 65. Both Messrs. Moffett and Adkerson are 100% vested under the SERP due to the length of their credited service, which as of December 31, 2004, was 23.5 years for Mr. Moffett and 15.8 years for Mr. Adkerson.

Using their current compensation and assuming both continue in their current positions and retire on December 31, 2008, the termination date of their current employment agreements, the estimated annual amount that would be paid in accordance with the SERP, as modified by the Amendment, would be increased by a total of $0.2 million, or an equivalent lump sum of $1.8 million, with an estimated annual SERP benefit for Mr. Moffett of $1.5 million, or an equivalent lump sum of $17.0 million, and for Mr. Adkerson of $0.7 million, or an equivalent lump sum of $9.4 million. A copy of the Amendment is filed as an exhibit to this Form 8-K (see Exhibit 10.1).

Item 9.01. Financial Statements and Exhibits.

(c) Exhibits

The Exhibit included as part of this Current Report is listed in the attached Exhibit Index.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FREEPORT-McMoRan COPPER & GOLD INC.

By: /s/ C. Donald Whitmire, Jr.
----------------------------------------
C. Donald Whitmire, Jr.
Vice President and Controller -
Financial Reporting
(authorized signatory and
Principal Accounting Officer)

Date: May 6, 2005

Freeport-McMoRan Copper & Gold Inc.
Exhibit Index

Exhibit
Number

10.1	Amendment No. 1 to Freeport-McMoRan Copper & Gold Inc. Supplemental Executive Retirement
Plan.